REALTOR®

AGREEMENT OF SALE for DELAWARE UNIMPROVED LAND

This is a legally binding agreement; if not understood, seek competent legal advice prior to signing.

THIS FORM IS DESIGNED AND INTENDED FOR THE SALE AND PURCHASE OF UNIMPROVED RESIDENTIAL AND/OR AGRICULTURAL REAL ESTATE LOCATED IN THE STATE OF DELAWARE

1. PARTIES.

SELLER: I.C. Isaacs

Address: 301 S.E. 4th Street, Milford, DE 19963

BUYER: GrowUSA, LLC

Address: 971 East Weston Circle, Milford, DE 19963

2. PROPERTY. Buyer hereby agrees to purchase from Seller and Seller agrees to convey to Buyer that Property identified as TAX PARCEL # 330 11.05 119 being situated in Sussex County, Delaware and further identified as:
301 S.E. 4th Street , Milford, DE 19963
67250 sqft warehouse on 4.85 acres zoned Industrial

3. PAYMENT TERMS.

A. PURCHASE PRICE	$ ~~695,000.00~~ ~~$725,000~~ 740,000
To be paid as follows:	
B. DEPOSIT UPON SIGNING THIS AGREEMENT	$ 10,000.00;
in the form of ☐ Check ☐ Cash ☐ Other ______	
C. ADDL. DEPOSIT DUE WITHIN ______ DAYS OF ACCEPTANCE	$ ______;
D. BALANCE OF PURCHASE PRICE (A minus B & C) (Loan Balance, if any, plus remaining Down Payment)	$ ~~685,000.00~~ ~~715,000~~ $730,000

All sums deposited by Buyer prior to the time of final settlement shall be placed in a *non-interest bearing escrow* account with Listing Broker ("Escrow Broker") unless otherwise specified in this Agreement. Any funds delivered to the Escrow Broker within 15 calendar days of settlement shall be certified funds. *Funds paid by Buyer at settlement shall be in cash, certified check, cashiers check, treasurer's check, wire transfer or a Delaware attorney's escrow check.* Seller's net proceeds shall be paid by check from the settling attorney's escrow account unless other arrangements are made with the attorney.

4. RENTAL/ LEASE. This Property ☐ is ☒ is not subject to an existing rental/leasing agreement. Seller will not alter any existing agreement nor enter into any new lease agreement without Buyer's written consent, and will assign all existing leases and transfer security deposits to Buyer at final settlement. If this Property is subject to an agricultural lease, the Buyer is hereby notified that agricultural leases are subject to renewal provisions in accordance with 25 Del. C Chapter 67 Agriculture Leases. The terms of any Agricultural Leases are attached hereto in accordance with 25 Del. C Chapter 3 § 315.

5. ☒ Yes ☐ No FINANCING CONTINGENCY.

(a) Buyer's obligation to purchase the Property shall be contingent on Buyer's ability to obtain mortgage financing pursuant to the terms set forth below. Each of the terms below as applicable shall be deemed essential to this financing contingency and Buyer shall not make application for any mortgage financing the terms of which would differ or deviate from the requirements set forth below that would be adverse to Seller's interest without Seller's express prior written consent. The interest rate shall be at the prevailing rate. Should, after Buyer makes application consistent with the terms set forth below, and has diligently and in good faith pursued that application, any commitment for mortgage financing that may be issued deviate from one or more of such terms, and Buyer elects not to accept the financing thus offered, or the application is denied, Buyer may, at Buyer's sole election, void this Agreement, in which event all deposits will be returned to buyer. The terms of mortgage financing are the following:

Type of financing: Commercial

Loan Amount: ~~$607,600.00~~ ~~$652,000~~ $666,000

Term in years: 20

Maximum loan to value ratio: 90%

Final date for receipt of mortgage commitment (the "Commitment Date"): ~~May __~~ 2010 MAY 17, 2010

(b) Buyer will make written application in a manner consistent with that provided for above within 5 calendar days of the effective date of this Agreement, and shall use their best efforts and diligently pursue such financing and promptly file any supplemental information, papers and/or other material that may be requested or required from time to time by the lender. If Buyer fails to make application as specified above, then Seller may declare Buyer in default of this Agreement by tendering written notice of that election to Buyer at any time prior to Buyer making application consistent with the terms set forth above. Should Seller elect to declare Buyer in default before such application is completed, Seller shall have available all the remedies set forth in this Agreement.

Seller's Initials ______ ______ Buyer's Initials ______ ______

(c) Buyer shall provide Seller, or Seller's Designated Agent, with a copy of any loan commitment or denial within 3 calendar days of receipt. If a commitment consistent with the terms set forth above, or one that differs from those terms which is nonetheless acceptable to Buyer, is obtained and said commitment (1) imposes financial obligations upon the Seller which the Seller has not previously agreed to pay, and does not then agree to pay, and/or (2) is contingent upon the sale of any real or personal property owned by Buyer, then Seller may, within 5 calendar days after receipt of a copy of the commitment, cancel this Agreement in writing, and all deposit money shall then be returned to Buyer in accordance with provisions of this Agreement. If such notice is not given, Seller shall be deemed to have accepted said condition(s).

(d) If a written mortgage commitment is not obtained by the Commitment Date, Seller shall from that time forward have the right to void this Agreement by tendering written notice of that election to Buyer or Buyer's Designated Agent provided, however, that if written mortgage commitment is received after the Commitment Date and prior to any such written notice of termination, then this Agreement shall remain in full force and effect, and Seller's right to void this Agreement for failure to meet the Commitment Date shall be deemed waived. If Seller elects to terminate as set forth in this paragraph, and Buyer is not then otherwise in default of the terms of this Agreement, all deposit money shall be returned to Buyer in accordance with the terms of this Agreement. If Buyer at that time claims that the mortgage application resulted in a denial of that application, and has not provided a copy of that denial in a timely fashion as set forth in paragraph (c) above, the failure to provide a copy of that denial as required herein shall be deemed a default by the Buyer.

6. **SETTLEMENT.** Unless otherwise mutually agreed, final settlement shall be held in Kent/Sussex County, Delaware on [illegible] 2010 June 1, or before if mutually agreed upon, at which time possession shall be given. It is expressly agreed if a longer time is necessary to secure a survey, or to prepare the necessary legal and financial settlement documents, the date of settlement shall be extended for a reasonable time to effect these conditions.

7. **TIME IS OF THE ESSENCE.** Other than those limited conditions related to settlement as noted in Paragraph 6 above, time is of the essence in this Agreement. Time is of the essence means that the dates and time frames agreed by the parties must be met. Failure to meet stated dates or time frames may result in waiver of contractual rights or default under the terms of this Agreement.

8. **CONVEYANCE.** The Seller acknowledges that the Property is to be conveyed (check one) ☒ IN FEE SIMPLE; ☐ CO-OP OWNERSHIP; or ☐ LEASEHOLD SUBJECT TO AN ANNUAL GROUND RENT, presently in the amount of $__________.

9. **DISBURSEMENT OF DEPOSITS.** The parties to this Agreement agree that deposit monies held on account as specified herein shall only be disbursed under one of the following conditions:

A. Upon final settlement hereunder; OR
B. Upon a release being signed by all parties to the transaction authorizing disposition of these funds; OR
C. Upon the filing of an interpleader action in the proper court, thereby causing those funds to be deposited with the court; OR
D. At such time as one of the parties to the transaction files suit and the court orders the disbursement of these funds.

Buyer and Seller agree that upon payment of deposit monies into court, neither Buyer nor Seller shall have any further right, claim, demand or action against Escrow Broker regarding the return or disposition of the deposit monies.

10. **TRANSFER TAXES; PRO-RATIONS; AGRICULTURAL ROLLBACK TAXES.** Applicable transfer taxes and transfer fees shall be paid one-half by Buyer and one-half by Seller, except that any exemptions shall benefit only the exempt party. Seller agrees to pay or escrow at time of settlement any and all agricultural rollback taxes applicable to this parcel. Taxes, special assessments, ground rent, water, sewer, electric and other lienable charges imposed by the State of Delaware, any political subdivision thereof, any school district, neighborhood association and/or condominium common expenses shall be apportioned pro-rata at the time of final settlement, as shall the rents and pre-paid operating expenses if Property is sold subject to a lease, and all security deposits shall be delivered to Buyer at time of settlement.

☒ Seller ☐ Buyer shall pay for deed preparation. Buyer shall pay all other customary settlement charges and lending costs including survey.

11. **TITLE.** Title is to be good and marketable either fee simple absolute conveyed by Deed of Special Warranty or Leasehold Estate conveyed by assignment of the existing lease, as applicable, insurable for both owners and lenders coverage at regular rates by a title insurer duly licensed to issue title insurance in the State of Delaware, clear of any liens and encumbrances, except restrictions of record and existing easements generally applicable to properties in the immediate neighborhood or the subdivision in which the Property is located. Title shall also be delivered without encroachments or violations of restrictions, zoning or subdivision regulations unless disclosed by Seller in writing prior to ratification of Agreement. If title objections are raised, Seller shall have 30 days from the date Seller is notified to cure the same, and the settlement date shall be extended accordingly. If objections are not satisfied by the extended settlement date, this Agreement shall terminate and all deposit monies shall be refunded to Buyer and all reasonable legal, loan, survey, and inspection fees incurred by Buyer will be paid by Seller, unless Buyer elects to waive the unsatisfied objections and complete the purchase. Seller may use the purchase price payable to Seller at settlement to discharge liens and encumbrances of record in fixed and ascertainable amounts.

Seller's Initials ______ ______ Buyer's Initials ______ ______

12. NOTICE/DELIVERY OF DOCUMENTS. In this paragraph, the word "Agreement" includes offers, counteroffers, addenda or any other notice or agreement between the parties. All agreements shall be in writing. Verbal or written communication between the parties or the parties' Designated Agents that this Agreement has been signed and ratified shall be binding on all parties and such verbal notice shall constitute delivery. Written communication shall be effective when sent. A facsimile, electronic record with electronic signature, or photocopy of a signed Agreement shall constitute an original. Buyer or Seller, if there be more than one, expressly agree that notice to one shall be notice to all.

13. NO RECORDING. This Agreement shall not be recorded or filed in any place of public record. If Buyer does record this Agreement, or permit this Agreement to be recorded, Seller may elect to treat such act as a default and have all the remedies provided herein.

14. FAIR HOUSING. All Parties agree to comply with all Fair Housing and Civil Rights laws in the purchase and sale of the Property and further agree specifically not to discriminate against any person because of RACE, COLOR, NATIONAL ORIGIN, RELIGION, CREED, SEX, MARITAL STATUS, FAMILIAL STATUS, AGE, SEXUAL ORIENTATION and/or HANDICAP/DISABILITY.

15. FIRPTA. Section 1445 of the United States Internal Revenue Code of 1986 provides that a Buyer of residential real property located in the United States must withhold federal income taxes from the payment of the purchase price if; (a) the purchase price exceeds three hundred thousand dollars ($300,000.00); and (b) the Seller is a foreign person. Unless otherwise stated in an addendum attached hereto, if the purchase price is in excess of three hundred thousand dollars ($300,000.00), Seller represents that Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those are defined by the Internal Revenue Code and applicable regulations) and agrees to execute an affidavit to this effect at time of settlement.

16. RISK OF LOSS. The risk of loss or damage to the Property by fire, wind storm or other casualty until settlement shall be borne by Seller. If any part of the Property is damaged or destroyed by fire or other casualty loss, Seller shall restore the same to its previous condition as soon as reasonably possible, but in any event by settlement date. If Seller is unable to do so, Buyer may terminate this Agreement and the deposit monies shall be refunded to Buyer in accordance with the terms of this Agreement.

17. CONDITION OF PROPERTY; INSPECTIONS. Seller shall deliver the Property in substantially the same physical condition as of the date of this Agreement. Seller agrees to permit access to Property by any authorized appraiser, inspector or contractor as required by the lender or by other terms of this Agreement. Buyer shall have the responsibility of scheduling a pre-settlement inspection of Property within 48 hours prior to settlement to verify that Property is in the condition required by this Agreement including conditions disclosed and accepted by Buyer elsewhere in this Agreement or by addendum. Property shall be vacant and clear of trash and debris at time of final settlement or possession (whichever occurs first). In the event of any failures of Property between the time of final acceptance and settlement, Seller shall make necessary repairs at Seller's expense prior to settlement.

Except as expressly contained herein, no other warranties or representations have been made by Seller or relied upon by Buyer and upon settlement all Seller's obligations for conditions of the Property under this Agreement shall expire. It is understood and agreed by the parties hereto the Broker(s)/Salesperson(s) assumes no responsibility for defects concerning the physical condition of the Property described herein and any improvements thereon. Buyer represents that they have made a satisfactory inspection of the Property and agrees to accept the Property in its present condition except as otherwise provided in this Agreement.

18. ENVIRONMENTAL CONDITIONS. Buyer is hereby advised that environmental conditions may exist about which Seller has no knowledge including but not limited to: buried fuel tanks, contamination affecting soil and drinking water, and similar conditions. Buyer may negotiate with Seller for permission to conduct environmental testing as a term or condition of this Agreement. Any agreement relating to environmental testing must be in writing and signed by both Buyer and Seller. Further information can be obtained from the following agencies: United States Environmental Protection Agency, Washington DC; State of Delaware Department of Health and Social Services, Dover, DE; United States Consumer Products, Safety Commission, Washington DC.

19. WETLANDS/FLOOD ZONE DISCLOSURE. If all or any portion of the Property has been designated tidal or non-tidal wetlands, this Property may be subject to federal, state and/or local government wetlands or non-tidal wetlands jurisdiction, and consequently flood delineations/determinations and flood insurance. If so, all construction and fill activities are subject to regulatory approval. Flood zone delineations/determinations, soil fill, construction, insurance, and other required approval activities are the sole responsibility of Buyer, and no other representations are made, either expressed or implied, regarding the extent to which changes can be made to the Property and if residential or other structures may be placed on the subject property. Buyer may elect, at Buyer's expense, to engage the services of a qualified specialist to inspect the Property for the presence of wetlands prior to submitting a written offer to purchase the Property; or Buyer may include in Buyer's written offer a clause making Buyer's purchase of the Property contingent upon a satisfactory wetlands inspection. Additional information regarding wetlands is available from the U.S. Army Corps of Engineers and/or the Delaware Department of Natural Resources and Environmental Control.

20. NOTICE TO THE PARTIES. There may be a number of property characteristics which could affect the suitability of the Property for Buyer's intended use. Brokers and Sales Associates are not generally aware of these characteristics and/or do not have the technical knowledge to advise Buyer of the significance of those characteristics. Therefore, Buyer may wish to have additional inspections of the Property made. Broker(s), Agent(s), Subagents and employees of Broker(s) make no representations with respect to the following:

Seller's Initials ______ ______ Buyer's Initials ______ ______

(a) Water quantity, quality, color, odor, or taste or operating conditions of public and/or private water systems.
(b) Location, size or operating condition of on-site sewage disposal systems.
(c) The extensions of public utilities by local municipal authorities, existence or availability of public utilities, and any assessments, fees or costs for public utilities which might be imposed by local municipal authorities, should public utilities be extended or available to the subject Property. (Buyer should consult the appropriate authorities to determine the availability of proposed future extensions of utilities.)
(d) The physical characteristics of the Property such as size, shape, road frontage, road access, and exact location. If the subject Property is part of a recorded subdivision, Buyer may review the plat upon request at the Recorder of Deeds Office. If the subject Property is not part of a recorded subdivision, Buyer may verify exact size and location through a survey by a licensed engineer or land surveyor, at Buyer's expense. Unless an addendum pertaining to the acreage or square foot and/or the configuration of the property is specifically included as a part of this Agreement, Buyer shall purchase the Property and Seller shall sell the Property without any adjustment in the purchase price regardless as to the actual size or configuration of the Property.
(e) Existing zoning or permitted uses of the Property: Buyer should contact the appropriate Zoning Office and/or a licensed professional to verify zoning and permitted uses. Property may also be subject to Tax Ditch right-of-way restrictions.
(f) Brokers/agents are not advising the parties as to certain other issues, including without limitation: soil conditions; flood hazard areas; possible restrictions of the use of property due to restrictive covenants, subdivision plat, environmental laws, easements or other documents; airport or aircraft noise; planned land use, roads or highways; and surface or subsurface hazardous materials, underground storage tanks, landfill or trash disposal sites. Information relating to those issues may be available from appropriate governmental authorities. This disclosure is not intended to provide an inspection contingency.
(g) Buyer and Seller each assume full responsibility for selecting and compensating their respective vendors.

21. RESTRICTIVE COVENANTS/HOMEOWNERS ASSOCIATION. This Property may be subject to restrictive covenants and/or a homeowners association which may limit Buyer's use and/or improvements upon the Property. Unless made a contingency of this Agreement, Buyer acknowledges that they have received and reviewed the recorded restrictions or waived their right to do so before they signed this Agreement and that they agree to be bound by the restrictions. Should this property be subject to a Homeowners Association Buyer acknowledges that certain mandatory fees may be imposed and agrees to be bound by the rules & regulations of such Homeowners Association.

22. BUYER'S DEFAULT. If Buyer fails to deliver any payment or additional deposit, fails to make mortgage application as specified herein, knowingly furnishes false or incomplete information to Seller, Broker or the lending institution concerning Buyer's legal or financial status, fails to cooperate in the processing of the mortgage loan application resulting in failure to obtain a mortgage financing commitment, or violates or fails to perform any of the terms or conditions of this Agreement, then Seller shall have the right and option to cancel this Agreement and to retain any deposit money as liquidated damages for such default by Buyer, or exercise any legal or equitable right or remedy to which Seller may be entitled and in connection therewith to apply any deposit money either on account of the Purchase Price or on account of damages, as Seller may elect.

23. SELLER'S DEFAULT. If Seller shall, for some reason not excused herein, fail or refuse to perform Seller's obligation to Buyer, and Buyer shall not also be in default, Buyer shall either have all monies paid herein on account of the Purchase Price, (together with such reasonable costs incurred in preparation for settlement), refunded forthwith, whereupon all rights and obligations herein shall cease and terminate, or Buyer shall have the right to seek any remedy and maintain any action against Seller to which Buyer may be entitled whether at law or in equity.

24. NO REPRESENTATION. Buyer and Seller understand and acknowledge that Broker(s) are not at any time authorized to make any representations about this Agreement or the Property other than those written in this Agreement. Broker(s), Agent(s), Subagents and employees of Broker(s) do not assume any responsibility for the condition of the Property or for the performance of this Agreement by any or all parties hereto. By signing this Agreement, Buyer and Seller acknowledge they have not relied on any representations made by Broker(s) or any Agents, Subagents or employees of Broker(s), except those representations written in this Agreement.

25. INDEMNIFICATION. In the event any dispute arises under this Agreement between Seller and Buyer resulting in Broker(s) or any Agents, or Subagents or employees of Broker(s) being a party to any litigation, Seller or Buyer, whichever is unsuccessful, shall indemnify and hold Broker(s), Agents, Subagents or employees of Broker(s) harmless from any liability, loss, damage, cost, expense, and attorney fees, provided such litigation does not result in a judgment against Broker(s), Agent(s), Subagents or employees of Broker(s) for acting improperly under this Agreement. In the event a dispute arises under this Agreement between Seller and Buyer resulting in any litigation and/or arbitration, Buyer or Seller, whichever is unsuccessful, shall also be liable for the other parties' court costs and attorney's fees. Additionally, should Buyer waive any inspections or provisions in this Agreement of Sale either as the result of marking the item NO, failing to mark the item YES, or not following through with an inspection, Buyer shall hold Broker(s), Agents, Subagents or employees of Broker(s) harmless from any liability, loss, damage, cost, expense, and attorney fees resulting from Buyer's waiver of such provision.

26. SITE EVALUATION/NOTICE TO BUYER. (This notice is required by 25 Del C Chapter 3 §313 for the sale of unimproved real estate.) If the Property being purchased hereunder is an unimproved parcel of land, Buyer should consult with the appropriate public authorities to ascertain whether central sewerage and water facilities are available, or if not, whether the Property will be approved by appropriate authorities for the installation of a well and private sewerage disposal system. If central sewerage and water facilities are not available, then this Contract is contingent upon 1) a satisfactory site evaluation that will allow the installation of an approved on-site disposal system, in accordance with the regulations promulgated by the Department of Natural Resources & Environment Control, that is acceptable to the Buyer; 2) the availability of a water supply; and 3) the lot conforming with the local zoning ordinance; or this Contract shall become null and void, and all deposits shall be returned to the Buyer.

Seller's Initials ______ ______ Buyer's Initials ______ ______

The ______N/A______ shall request the site evaluation within ____N/A____ days of Contract ratification. The ______N/A______ shall pay all costs of complying with these provisions. Buyer and Seller may modify these provisions or Buyer may waive these provisions of the Contract by signing the waiver addendum below:

WAIVER ADDENDUM

By their signature(s) below, the parties agree that Buyer waives the provisions of the foregoing Site Evaluation/Notice to Buyer. Buyer acknowledges that Buyer has read and understands the Notice to Buyer. Buyer voluntarily waives and gives up such Notice to Buyer provision in its entirety. Buyer understands that by waiving such provisions, the Agreement and the obligation of Buyer to purchase this Property is not contingent or dependent upon a satisfactory site evaluation, or the availability of central or on-site sewerage and water facilities or the conformity of the property with local zoning ordinance. Buyer & Seller agree that this Agreement is not made null & void if an unsatisfactory site evaluation of the property is made or if central water supply or on-site wastewater/sewerage and water facilities are not available to the Property or if property does not conform with the local zoning ordinances. Buyer acknowledges that this waiver addendum is not made in reliance on any information, data, material statement or representation made by the Seller. NO WAIVER OCCURS UNLESS SIGNED BELOW BY ALL PARTIES.

Buyer signature	Buyer signature	Seller signature	Seller signature
GRTUVSA, LLC		I.C. Trees	

It is understood by Buyer that a site evaluation does not guarantee the issuance of a septic permit.

27. UTILITY CONNECTION FEES/BUILDING TAX. Notice to Buyer: If Buyer builds on or improves the Property being purchased herein, Buyer may be responsible for other fees to city, county, or state authorities, as well as private utility companies, for connecting the Property to utilities (sewer, water, electric, etc.). Buyer may also be responsible for realty transfer taxes on the value at cost of construction of improvements on property when the contract for construction is entered into within one year of the transfer of the underlying land. (30 Del C Chapter 54, §5401 and §5402) These taxes would be required to be paid as a precondition of obtaining a building permit, and any adjusted amount required prior to being issued a certificate of occupancy pursuant to any state and/or local government codes.

28. AGRICULTURAL USE. This Property may be located in the vicinity of land used primarily for agricultural purposes on which normal agricultural uses and activities have been afforded the highest priority use status. If this is the case it can be anticipated that such agricultural uses and activities may now, or in the future, involve noise, dust, manure, and other odors, the use of agriculture chemicals, and nighttime farm operations. The use and enjoyment of this Property is expressly conditioned on acceptance of any annoyance or inconvenience which may result from such normal agricultural uses and activities. In certain instances governmental authorities require a deed restriction to this effect when properties are located in the vicinity of land used for agricultural purposes.

29. AGENCY DISCLOSURE.
As disclosed in the Consumer Information Statement of the Delaware Real Estate Commission, the parties confirm that the following agency relationships exist:

I. ______Cooper Realty Associates______, Listing Broker
☒ Seller's Agent ☐ Dual Agent

II. ______Tommy Cooper______, Designated Listing Agent
☒ Seller's Designated Agent ☐ Designated Dual Agent

III. ______Mastan Realty______, Selling Broker
☒ Buyer's Agent ☐ Dual Agent ☐ Seller's Subagent

IV. ______Nas Cromar______, Designated Selling Agent
☒ Buyer's Designated Agent ☐ Designated Dual Agent ☐ Seller's Subagent

V. ____________ Broker, and ____________ Salesperson,
are common law agents in which case further agency disclosure is required.

Seller's Initials ______ ______ Buyer's Initials ______ ______

30. SUCCESSION. This Agreement shall benefit and bind the parties hereto, their respective heirs, personal representatives, successors and assigns. Buyer may not assign Buyer's interest in this Agreement without Seller's prior written consent, which consent will not be withheld unless such assignment may adversely affect Seller.

31. BROKERAGE FEE. Buyer and Seller agree that the Broker(s)/Agent(s) was responsible for procuring this Agreement, and agree that a brokerage fee for services rendered as specified in a separate agreement for compensation will be paid. If not previously paid, the settlement attorney is hereby irrevocably authorized and directed to collect the brokerage fee as specified in the separate agreement and pay the same to the Broker at final settlement as a convenience to the parties, and not as a limitation upon Buyer's or Seller's liability to pay the brokerage fee.

32. ADDENDUMS.
These Addendums are only applicable if marked YES or checked. NO or a blank means you are waiving the opportunity to include the contingency or clause. If language in this Agreement and Addendum(s) are in conflict, unless otherwise provided herein, then the addendum(s) will supersede this Agreement.

_____ Tax Deferred (1031) Exchange

_____ Buyer's Financial Information

_____ Mortgage Letter with Credit Check

_____ Additional Addenda not included above ____________________

_____ Buyer-Seller Dispute Resolution. NOTE: Pertains to New Castle County Board members only. This is not a condition or contingency of this Agreement and requires a separate attached signed addendum and all parties must agree.

33. ADDITIONAL TERMS AND CONDITIONS. Buyer reserves the right to make any inspections including but not limited to environmental inspections, structural, roof, HVAC inspections and survey. Buyer shall have until ~~May 22,~~ 2010 to complete inspections of the property. This contract is contingent upon all inspection results being satisfactory to the buyer. MAY 17, 2010

34. MISCELLANEOUS. Delaware law governs this Agreement. The paragraph captions are for convenient reference only and are not intended to limit or enlarge the substance of this Agreement. The term Broker(s) when used in this Agreement shall include Broker of Record, Brokerage Organization, Broker Owner, Salesperson(s) and employees involved in this Agreement. The word "Contract" is synonymous with "Agreement" when used herein.

The singular forms "Buyer" and "Seller" are used in this Agreement solely as a convenience and are intended to include all parties who are Buyers or Sellers. Buyer and Seller agree that they have read and fully understand this Agreement, including the Seller's Disclosure of Real Property Condition Report (if applicable), that it contains the entire agreement between them and that they do not rely on any other written or oral representation or statement not expressly written in this Agreement, including any statement of fact or opinion contained in any advertisement, listing agreement, multiple listing description or multiple listing information sheet or made by Seller, any broker, salesperson, or any agent or employee of any of them. If settlement does not take place Buyer and Seller shall each be responsible to pay for services ordered on their behalf, unless otherwise provided for herein. The parties hereto agree to execute and deliver any other instrument(s) or document(s) that may be necessary or convenient to carry into effect the provisions of this Agreement, and the parties agree to otherwise cooperate in good faith as may be necessary to complete the settlement contemplated herein.

35. CHANGES. There have been changes in the form of this Agreement as copyrighted by the Delaware Association of REALTORS® other than filling in the blanks. ☒ Yes ☐ No. If yes, describe changes.

36. ENTIRE AGREEMENT. This Agreement and any addenda hereto contain the final and entire agreement between the parties and may not be modified or changed except by written agreement signed by all parties. The parties agree that neither they nor their Broker(s)/Agent(s) shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein.

37. FINAL ACCEPTANCE. This Agreement is not binding until signed by and delivered to all parties.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date stated below, thereby showing their intent to be bound hereby.

WITNESS	BUYER GRSWUSA, LLC	4/15/10 Date & Time
WITNESS	~~BUYER~~	Date & Time
~~WITNESS~~	~~SELLER~~ I.G. Isaacs	4/22/10 ~~Date~~ & Time
WITNESS	SELLER	Date & Time

SELLER HEREBY REJECTS this offer as of

WITNESS ____________________ SELLER I.C. Isaacs ____________________ Date & Time

Masten Realty
SELLING BROKER ____________________ CODE ____________________ BRANCH OFFICE

OFFICE PHONE NUMBER ____________________ FAX NUMBER

Max Crower
SALES ASSOCIATE ____________________ CODE ____________________ PHONE NUMBER

Cooper Realty Associates
LISTING BROKER ____________________ CODE ____________________ BRANCH OFFICE

OFFICE PHONE NUMBER ____________________ FAX NUMBER

Tammy Cooper
SALES ASSOCIATE ____________________ CODE ____________________ PHONE NUMBER

Seller's Initials ______ ______ Buyer's Initials ______ ______

Deposit received: $ 10,000 ; ☐ Cash ☒ Check # ________ Effective/ratification date of Agreement ________

ADDENDUM TO AGREEMENT OF SALE

Date of Addendum: 5|18|2010

Date of Contract: 4|22|2010

Seller(s): I. C. ISAACS

Buyer(s): Grow USA, LLC T/A First State Manufacturing

Property: 301 S. E. 4th Street, MilFord, Delaware
TM-3-30-11.05 Parcel #119

ADDENDUM REGARDING: Extension of Phase II Test and Final Settlement.

In consideration of their mutual desires to consummate the aforementioned Agreement of Sale, the undersigned parties hereby agree as follows:

Purchaser hereby Request, and Seller hereby grants, an Extension of Phase II Test until 6/15/2010, and Final Settlement until June 30th, 2010 - or sooner - if possible.
All other Terms & Conditions of the original Contract to remain the same and in full force.

All other terms and conditions of the Agreement of Sale shall remain in full force and effect.

[signature]	5-18-10	[signature]	5-18-2010
Seller	Date	Buyer	Date
Seller	Date	Buyer	Date